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EXHIBIT 21

                                     SUBSIDIARIES


    The companies listed below are the primary subsidiaries of the Corporation. The financial data for these subsidiaries, as well as for other subsidiaries which are not considered to be significant and are therefore excluded from this exhibit, comprised the Corporation's consolidated financial statements.


                                           Organized Under
Name of Company                                Laws of

Domestic:

United States Gypsum Company(a)               Delaware
USG Interiors, Inc. (a)                       Delaware
L&W Supply Corporation (a)(b)                 Delaware
USG International, Ltd.                       Delaware
USG Foreign Investments, Ltd. (a).            Delaware
USG Interiors International, Inc.             Ohio
USG Funding Corporation                       Delaware
La Mirada Products Co., Inc.                  Ohio
USG Foreign Sales Corporation                 Virgin Islands
Gypsum Engineering Company                    Delaware


International:

CGC Inc. (a)                                  Canada
USG Canadian Mining Ltd.                      Ontario
Gypsum Transportation Limited                 Bermuda
Yeso Panamericano, S.A. de C.V.               Mexico
USG Interiors (Donn) S.A.                     Belgium
Donn Products GmbH                            Germany
Donn Products (U.K.), Ltd.                    United Kingdom
Donn Products France S.A.                     France
USG (Netherlands) B.V.                        Netherlands
USG Interiors (Europe) S.A.                   Belgium
USG Interiors Coordination Centre S.A.        Belgium
USG Asia Pacific Holdings Pty. Ltd.           Singapore
USG Interiors Pacific Ltd.                    New Zealand
USG Interiors Austrailia Pty. Ltd.            Australia
USG Interiors (Far East) SDN BHD              Malaysia
Alabaster Engineering (Nederland) B.V.        Netherlands
Red Top Technology (Nederland) B.V.           Netherlands

(a)   Accounts for material revenues.

(b) As of December 31, 1995, L&W Supply conducted its business out of 156 locations in 34 states using various names registered under applicable assumed business name statutes.
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